UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 27, 2013

AMICUS THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of
Incorporation)

001-33497	71-0869350
(Commission File Number)	(IRS Employer Identification No.)

1 Cedar Brook Drive, Cranbury, NJ	08512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 662-2000

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 27, 2013, Amicus Therapeutics, Inc. (the “Company”) and its wholly owned subsidiary, Callidus Biopharma, Inc. (the “Subsidiary”) entered into a Credit and Security Agreement (the “Agreement”) with a lending syndicate consisting of MidCap Funding III, LLC (as lender and administrative agent), Oxford Finance LLC, and Silicon Valley Bank (collectively, the “Lender”) pursuant to which the Company borrowed an aggregate of $25 million (the “Term Loan”).  The Company drew $15 million of the aggregate principal amount of the Term Loan on December 27, 2013 (the “First Tranche”) and may draw up to an additional $10 million through the end of the fourth quarter of 2014 (the “Second Tranche”).  Proceeds from the Term Loan will be used to advance the development of the Company’s next-generation therapies for Fabry, Pompe and other lysosomal storage diseases (LSDs) utilizing its proprietary chaperone-advanced replacement therapy (CHART™) platform technology.

Pursuant to the terms of the Agreement, the interest rate applicable to the principal outstanding balance is fixed and determined by reference to an applicable index rate.  The principal outstanding balance of the First Tranche bears interest at a rate per annum fixed at 8.5%. If the Company draws from the Second Tranche, the principal outstanding balance of the Second Tranche will also have a fixed interest rate, which will be determined by reference to the applicable index rate at the time of the draw.  Interest on the principal outstanding balance is calculated on the basis of the actual number of days elapsed in a 360-day year. The Company will make interest-only payments on the Term Loan beginning January 1, 2014 and continuing through April 1, 2015, after which the Company will repay the aggregate principal outstanding balance of the Term Loan in 33 equal monthly installments of principal, plus accrued interest at the applicable rate. The Term Loan matures on December 27, 2017.

Amounts outstanding under the Agreement are secured by all of the Company’s and the Subsidiary’s existing and future assets.

The Agreement also contains covenants that restrict the Company’s ability to, among other things, incur or assume certain debt, merge or consolidate, change the nature of its business, change its organizational structure or type, dispose of certain assets, grant liens on its assets, make certain investments, pay dividends or enter into material transactions with affiliates or third parties, without the prior consent of the Lender. The events of default under the Agreement include, but are not limited to, failure to pay amounts due, breaches of covenants, insolvency events, the occurrence of a material adverse change, defaults under other material indebtedness, the institution of criminal proceedings against the Company, a change in control and/or the revocation of material government approvals. In the case of a continuing event of default, the Lender may, among other remedies, declare due all unpaid principal amounts outstanding, any accrued but unpaid interest and other fees, foreclose on all collateral granted to the Lender as security under the Agreement and/or commence and prosecute bankruptcy and/or other insolvency proceedings.

The description of the Term Loan is qualified in its entirety by reference to the full and complete terms contained in such document, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.  A copy of the press release the Company issued announcing the Term Loan is attached as Exhibit 99.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information set forth in Item 1.01 in connection with the Agreement is incorporated in this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:  The Exhibit Index annexed hereto is incorporated herein by reference.

Exhibit Number	Description

10.1

Credit and Security Agreement, by and between MidCap Funding III, LLC, as administrative agent, the Lenders listed in the Credit Facility Schedule thereto, Amicus Therapeutics, Inc. and Callidus Biopharma, Inc. dated as of December 27, 2013.

99.1	Press release issued by Amicus Therapeutics, Inc. on December 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Amicus Therapeutics, Inc.

Date: December 30, 2013	By:	/s/ William D. Baird III
William D. Baird III
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1

Credit and Security Agreement, by and between MidCap Funding III, LLC, as administrative agent, the Lenders listed in the Credit Facility Schedule thereto, Amicus Therapeutics, Inc. and Callidus Biopharma, Inc. dated as of December 27, 2013.

99.1	Press Release dated December 30, 2013